UNITED STATES

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SCHEDULE 14A

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West Corporation

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The following is a transcript of a webcast conducted by Thomas B. Barker, Chairman and Chief Executive Officer of West Corporation (“West”) to West employees on May 9, 2017:

West employee webcast transcript

Today West Corporation announced that the company has entered into an agreement to be acquired by funds affiliated with Apollo Global Management. Please see today’s press release for additional details about the transaction.

This transaction follows a thorough six-month evaluation of a range of strategic alternatives for the company. We concluded that this transaction is the best way to maximize value for our stockholders and ensure the company has the resources needed to continue to grow.

This transaction is expected to close in the second half of the year after which time West will no longer be a publicly traded company.

To give you a little background, Apollo is one of the world’s leading private equity investors and it has extensive experience investing in and helping to grow companies. Its private equity businesses manages about 45 billion dollars of assets and its portfolio of companies is full of names you will recognize such as ADT Security Services, Rackspace, Norwegian Cruise Line and McGraw Hill Education. There’s quite a bit of information available on Apollo’s website (agm.com) if you would like to read more.

What the Board and I found compelling about the acquisition by Apollo funds is their strong belief in the potential of our family of businesses.

Apollo understands and appreciates the assets we manage on behalf of our clients. And importantly, Apollo not only has substantial financial resources to drive future investments in growth, but they also have a proven track record of optimizing businesses in particularly challenging market conditions. And I think you’ll agree that having the support of the Apollo team is a great advantage for West.

For those of you who were not with West in 2006, we completed a similar transaction to take the company private. I’d like to give you a quick glimpse into how the company performed after we went private at that time, as well as some insight into why becoming a private company makes sense for West at this time.

In 2005, while still a public company, our annual revenue was about one and a half billion dollars. After the deal to go private, we invested over a billion dollars to acquire 19 companies and we used the period of time that we were out of the public company spotlight to really evolve and grow the company. By the time we had our IPO in 2013, our revenue had grown to over 2.1 billion dollars.

I believe this next period of our history will likewise afford the company new opportunities to evolve and strengthen its business. Fundamentally, having Apollo funds as an investor and operating as a private company should provide us the capital, time and flexibility to deliver our long-term goals, while also enhancing our ability to continue to grow.

The most notable change we will see during this transition to a private company will be that our stock will no longer trade on the public stock exchange. The Apollo funds will be acquiring all of the outstanding shares of West, and upon completion of the transaction, our stock will cease trading on the NASDAQ.

But that being said, we expect that from a day-to-day perspective we will continue to be focused on serving our clients and running our businesses, and it is important that we all stay focused on our daily responsibilities. We want everyone to continue serving our clients with the same dedication you have today. If clients have questions about the transaction, please assure them that we are operating as usual and remain focused on serving their needs.

We are committed to providing regular communications to you in the coming weeks and months. Through being acquired by Apollo funds, we believe that we will not only continue to grow the company and serve our clients in the coming years, but also ensure that West continues to be a rewarding place to work with a great culture.

If you have questions, please talk to your manager or send them using the comments box on the bottom of this page.

Thank you for your time and support.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed transaction will be submitted to stockholders of West Corporation for their consideration. In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the stockholders of West Corporation. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

West Corporation and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from West Corporation stockholders in connection with the proposed transaction. Certain executive officers and directors of West Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including the acceleration of vesting of stock options and/or restricted stock awards and the payment of cash bonuses in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in West Corporation’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of West Corporation common stock is also set forth in West Corporation’s proxy statement for its 2017 annual meeting of stockholders filed on April 6, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.

The following is a transcript of a webcast conducted by Thomas B. Barker, Chairman and Chief Executive Officer of West to certain members of West senior leadership on May 9, 2017:

This is Tom Barker and I want to thank you for joining me on such short notice.

I’ve been given a script I should stick to from Dave Mussman so this call will be fairly structured. I hope it explains what we have been doing.

A short time ago, we announced that West Corporation has entered into a definitive agreement to be acquired by certain funds managed by affiliates of Apollo Global Management for approximately $5.1 billion in cash, including net debt, or $23.50 per share.

Apollo is one of the world’s leading private equity firms and has extensive experience investing in and helping to grow companies. Its portfolio of companies is full of names you will recognize, including, but not limited to, ADT Security Services, Rackspace, Norwegian Cruise Line and McGraw Hill Education.

We are confident that by partnering with the Apollo funds, we will continue to grow the company and serve our clients in the coming years, and West will continue to be a rewarding place to work with a great culture.

As part of the leadership team at West, you will play an important role helping our employees and clients understand this announcement and the benefits it will create. I’d like to take a few minutes to talk to you about this transaction and what it means for you and your teams.

I know you’ll likely have questions, but as you can understand, announcing the transaction is just the first step in the process and we will not have all the answers today.

As you know, during the last quarter of 2016, we announced that West was looking at various alternatives for the future of our company. Over the past six months, we examined a number of strategic and financial options to address the opportunities and challenges that our business segments are facing in our markets around the world. After a thorough evaluation, it was concluded that this transaction with the Apollo funds is the best way to maximize value for our stockholders and ensure the Company has the resources needed to continue to grow.

Apollo takes a patient, value-oriented approach to its investments. It gives its portfolio companies the flexibility to invest in strategies that are expected to pay off over the long-term and are better managed in the private market. Fundamentally, we believe that having the support of the Apollo team and being able to operate as a private company should provide us the capital, time and flexibility to deliver on our long-term goals.

This isn’t the first time we’ve been taken private. Some of you have been through this before. While every significant corporate action comes with both challenge and opportunity, I think you’ll agree that our last term as a private business was incredibly productive and positioned West as a much stronger business when we re-entered the public markets. We hope to achieve the same this time around.

In any transaction like this, employees will want to know, “What does this mean for me?” I can tell you that Apollo values the assets we manage on behalf of our great clients. They are committed to supporting our growth. Over the long term, we expect to be able to offer more growth opportunities for the company and our employees as a result of a faster growing West. An important message to reiterate with employees is that this transaction is about West’s long-term growth, and we have an exciting future ahead.

As I mentioned earlier, this is just the first step in the process. The transaction is subject to various approvals and closing conditions, and is expected to be completed in the second half of the year. Between now and closing, we will continue to operate as we always do.

Upon completion of the transaction, the Apollo funds will be acquiring all of the outstanding shares of West and our stock will cease trading on the NASDAQ exchange.

Looking ahead, it is important that we all remain focused on our number one priority – meeting and exceeding the expectations of our clients.

In the coming days, I encourage you to speak with your direct reports and teams. It will be important for employees to hear from you about the benefits of this transaction and what it means for our future. You will set the tone for how your teams react to the news.

To ensure all employees have consistent information about this transaction, you should have received an email containing a toolkit of communications materials. Please take the time to familiarize yourself with the communications materials – we want to ensure that our messages are consistent.

There are a several things for all of us to think about as we engage with employees.

Keep in mind that how you discuss this transaction will affect how employees respond. Stay confident and forward-looking, and encourage employees to think and act constructively. We believe the combination provides significant benefits for all those involved, and we need to work together to effectively convey this message.

As always, please be careful to discuss the facts as they were announced. Do not improvise or deviate from the messages that have been reviewed and approved by our legal counsel.

It is important to note that until the transaction is completed, we will remain an independent company. This is particularly important on the client front. As we move through this process, we’ll continue to rely on our employees to focus on the work at hand and continue providing our clients with the same exceptional service on which they have come to depend.

I would also remind employees that unless information comes from directly from you, a member of management or a company statement, it is just a rumor and should be treated as such. Transactions like these can generate a lot of buzz, particularly online and on social media, and there is the potential for misinformation to circulate. It’s important for us all, particularly our teams, to try and focused on the facts, and not get distracted by noise.

Of course, there may be questions you get for which you do not have answers. It’s important for you not to speculate on anything that you don’t know. We have also created an email address (EmployeeQuestions@west.com) for employees to send questions they might have.

Today is only day one - there are still many decisions yet to be made as we work through the various regulatory approvals and close the transaction. That being said, I want you to know that we will continue to communicate with you on a timely basis when we have new information to share.

Finally, as you can appreciate, it is important that we speak with one voice. Aside from certain company executives, no one is authorized to speak publicly on the company’s behalf or communicate about the transaction externally via e-mail or social media. Inquiries from the media, analysts or investors should be forwarded to Dave Pleiss.

This announcement is a new chapter for all of us at West. We have a talented and dedicated team and with this transaction, we will continue our strong legacy of providing the highest-level of service and care to our customers. I appreciate you joining this call and thank you for your continued leadership and support to West Corporation.

Thank you very much. This concludes the prepared comments for this call.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed transaction will be submitted to stockholders of West Corporation for their consideration. In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the stockholders of West Corporation. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

West Corporation and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from West Corporation stockholders in connection with the proposed transaction. Certain executive officers and directors of West Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including the acceleration of vesting of stock options and/or restricted stock awards and the payment of cash bonuses in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in West Corporation’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of West Corporation common stock is also set forth in West Corporation’s proxy statement for its 2017 annual meeting of stockholders filed on April 6, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.

The following email was sent from Thomas B. Barker, Chairman and Chief Executive Officer and West, to West employees on May 9, 2017:

To All West Employees:

I have some exciting new to share. Today, West Corporation announced it has entered into a definitive agreement for the entire company to be acquired by certain funds managed by affiliates of Apollo Global Management for $23.50 per share. Please see today’s press release for additional details about the transaction.

As you know, during the last quarter of 2016 we announced that West was looking at various alternatives for the future of our company. Over the past six months we and our Board examined a number of strategic and financial options to address the opportunities and challenges that our business segments are facing in our markets around the world. After a thorough evaluation, our Board concluded that this transaction is the best way to maximize value for our stockholders and ensure the Company has the resources needed to continue to grow.

Apollo is one the world’s leading private equity investors and has extensive experience investing in and helping to grow companies. Its private equity business manages about 45 billion dollars of assets and its portfolio of companies is full of names you will recognize such as ADT Security Services, Rackspace, Norwegian Cruise Line and McGraw Hill Education. Apollo is a publicly traded company (NYSE: APO) and more information about Apollo can be found on their website, www.agm.com. Importantly, Apollo understands and appreciates the assets we manage on behalf of our clients and we are pleased with the opportunity to be affiliated with them.

As with any transaction of this size, there are a number of steps that need to be taken before the transaction is completed. Subject to certain customary closing conditions, we expect the transaction to close in the second half of the year. At that time, West will once again become a private company. We believe operating as a private company will enable us to strengthen the value we deliver to clients and build on the pride that we’ve always taken when we help them succeed. Over the long term, we also expect to be able to offer more growth opportunities for our employees as a result of a faster growing West.

Looking ahead, we must all stay focused on our individual and team goals. We expect to conduct business as usual and continue to serve our customers with the highest level of service and care.

We have attached some FAQs that should address many of the questions you may have. I invite you to watch the latest WestCast for more information about today’s announcement. Should you have additional questions, please do not hesitate to reach out to your manager, or email employeequestions@west.com.

Thank you for your hard work and continued commitment to West. I hope you share my enthusiasm for the opportunities that lie ahead.

Sincerely,

Tom Barker

Chairman and Chief Executive Officer

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed transaction will be submitted to stockholders of West Corporation for their consideration. In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the stockholders of West Corporation. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

West Corporation and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from West Corporation stockholders in connection with the proposed transaction. Certain executive officers and directors of West Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including the acceleration of vesting of stock options and/or restricted stock awards and the payment of cash bonuses in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in West Corporation’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of West Corporation common stock is also set forth in West Corporation’s proxy statement for its 2017 annual meeting of stockholders filed on April 6, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.

The following frequently asked questions “FAQ” were provided to West employees on May 9, 2017:

Employee FAQ

1.	What was announced today?

•	West announced that the Company will be acquired by funds affiliated with Apollo Global Management. Following the close of the transaction West will no longer be a publicly traded company.

•	The transaction with Apollo was unanimously approved by the West Board of Directors and is fully supported by our management team.

•	The transaction is subject to customary closing conditions, including approval by regulators and West shareholders, and is expected to close in the second half of the year.

2.	Why this transaction? Why now?

•	While we believe that West is a strong company with a great reputation and a talented team, our Board is always considering opportunities to position the company for long-term success and value creation. Six months ago, we began a thorough evaluation of a range of strategic alternatives for the company.

•	Like our peers, we are operating in the face of some challenging economic conditions for our business segments in our markets around the world. This was one of the factors the Board considered in its evaluation.

•	The Board unanimously determined that this transaction is the best way to maximize value for our stockholders and ensure the Company has the resources needed to continue to grow.

3.	Who is Apollo?

•	Apollo is one of the world’s leading private equity investors. It has extensive experience investing in and helping to grow companies. Apollo is a publicly traded company (NYSE: APO).

•	Its portfolio of companies is full of names you will recognize, including but not limited to ADT Security Services, Rackspace, Norwegian Cruise Line and McGraw Hill Education.

•	More information about Apollo can be found on their website: www.agm.com

4.	Why did West choose Apollo?

•	The Apollo funds share a strong belief in the potential of our family of businesses, and they understand and appreciate the assets we manage on behalf of our clients.

•	Apollo not only has substantial financial resources to drive future investments in growth but they also have a proven track record of optimizing businesses in particularly challenging market conditions.

•	We believe that having the support of the Apollo funds and being able to operate as a private company should provide us the capital, time and flexibility to deliver on our long-term goals.

5.	What does this mean for employees?

•	Until the transaction closes, which we expect to occur during the second half of 2017, West will remain a public company.

•	As a result, we expect that today’s announcement has no immediate effect on day-to-day operations.

•	Following the close of the transaction West will once again become a private company.

•	We believe operating as a private company will enable us to strengthen the value we deliver to clients and build on the pride that we’ve always taken when we help them succeed.

•	And over the long term, we also expect to be able to offer more growth opportunities for our employees as a result of a faster growing West. Through this transaction, we expect to not only continue to grow the company and serve our clients in the coming years, but also ensure that West Corporation continues to be a rewarding place to work with a great culture.

6.	Will there be any layoffs? If so, when will we know?

•	Businesses that operate in dynamic industries are always assessing staffing levels and making adjustments based on needs and expectations. This is something we’ve always done in the normal course. When it comes to questions about what this transaction might mean for how we assess staffing levels, it is simply too early to speculate on that.

•	What we can tell you is that, over the long term, we expect to be able to offer more growth opportunities for our employees as a result of a faster growing West.

7.	Should West employees expect any change to compensation or benefits? What about our ESPP plan?

•	Until the transaction is complete, West will remain an independent and public company. As such, we expect you to continue to receive your compensation and benefits in the ordinary course.

•	Employees who have previously elected to participate in the Employee Stock Purchase Plan (ESPP) will continue to participate in the ESPP at current levels through the end of the current offering period on June 30, 2017. After June 30, 2017, employees will not be able to make contributions to purchase West stock through the ESPP.

•	Any additional details with respect to future compensation and benefits will be communicated to employees as they are finalized.

8.	What will happen to West’s headquarters as a result of the transaction?

•	Following the close of the transaction, West plans to continue to be headquartered in Omaha, Nebraska and to maintain its regional offices around the world.

9.	What does it mean to be a private company?

•	Becoming a private company means that our stock will no longer be trading on a public stock exchange.

•	However, from a day-to-day perspective there will not be many changes to how we do business and it is important that we all stay focused on our daily responsibilities.

•	Overall, we believe operating as a private company will enable us to strengthen the value we deliver to clients and build on the pride that we’ve always taken when we help them succeed.

10.	Upon closing of the transaction, who will lead West? Will the management team change?

•	West’s current management team, under Chairman and CEO Tom Barker, will continue to lead the Company.

11.	Will there be any changes to the West name and or our strategy?

•	No.

•	From a day-to-day perspective there will not be many changes to how we do business.

•	Apollo has a strong belief in the potential of West’s family of businesses, and they understand and appreciate the assets we manage on behalf of our clients.

•	Fundamentally, we believe that having Apollo’s support and operating as a private company should provide us the capital, time and flexibility to deliver on our long-term goals, while also enhancing our ability to continue to grow.

12.	What does this mean for our clients?

•	We believe that this transaction is a great outcome for our clients and will make West an even stronger partner for them.

•	When we initiated our process of identifying the right path forward for our company, our goal was to pursue the path that would not only allow us to achieve our long-term goals for the business, but to do so in a way that would also enhance our ability to meet and exceed our clients’ needs.

•	We expect that this transaction will enhance our ability to deliver on our long-term goals, and continue our strong legacy of providing the highest-level of service and care to clients.

13.	I own shares in West. What do I need to do? Can I trade West shares?

•	The West Board of Directors has unanimously approved the agreement with affiliates of Apollo and recommends that West stockholders vote in favor of the transaction.

•	If you own shares, you will be given the opportunity to vote your shares for or against the transaction, like all other stockholders.

•	There is no action required at this time. Details regarding the stockholder vote will be communicated to you in advance.

•	Unless you have been instructed otherwise, the trading window will open on Thursday, May 11, 2017.

14.	What do I do if I’m contacted by a member of the news media about the transaction?

•	If you receive any news media inquiries, in any form, please do not respond and please forward to Dave Pleiss at 402-963-1500 or DMPleiss@west.com.

•	Also consistent with Company policy, please do not discuss or comment on the transaction on social media or any other public forum.

15.	Who do I contact with questions? Where can I go for more information?

•	If you have any questions or concerns, please do not hesitate to contact your manager. You can also email employeequestions@west.com.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed transaction will be submitted to stockholders of West Corporation for their consideration. In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the stockholders of West Corporation. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

West Corporation and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from West Corporation stockholders in connection with the proposed transaction. Certain executive officers and directors of West Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including the acceleration of vesting of stock options and/or restricted stock awards and the payment of cash bonuses in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in West Corporation’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of West Corporation common stock is also set forth in West Corporation’s proxy statement for its 2017 annual meeting of stockholders filed on April 6, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.

The following letter was provided to certain clients of West on May 9, 2017:

May 9, 2017

To Our Valued Client:

I am writing to share some exciting news about West Corporation. Today we announced that West will be acquired by certain funds managed by affiliates of Apollo Global Management. Upon closing of this transaction, West will once again become a private company.

When we initiated our process of identifying the right path forward for our company late last year, our goal was to pursue the path that would not only allow us to achieve our long-term goals for the business, but to do so in a way that would also enhance our ability to meet and exceed our clients’ needs.

Over the last six months we evaluated potential alternatives for our future and ultimately determined that this transaction will help West achieve its long-term goals. Apollo is one of the world’s leading private equity investors with an impressive portfolio of companies. With its patient, long-term investment strategy, Apollo has extensive experience investing in and helping to grow companies. Apollo understands and appreciates the assets we manage on behalf of our clients and we are pleased to be affiliated with them.

Looking ahead, we expect the transaction to close in the second half of the year. Until then, West will continue to operate as a public company. Today’s announcement will have little impact on our day-to-day operations. Everyone at West remains focused on our number one priority – meeting and exceeding your expectations.

Please know that our relationship with you is of paramount importance to all of us at West. Thank you for your continued support and we look forward to continuing to serve you.

Sincerely,

Tom Barker

Chairman and Chief Executive Officer

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed transaction will be submitted to stockholders of West Corporation for their consideration. In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the stockholders of West Corporation. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF

WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

West Corporation and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from West Corporation stockholders in connection with the proposed transaction. Certain executive officers and directors of West Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including the acceleration of vesting of stock options and/or restricted stock awards and the payment of cash bonuses in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in West Corporation’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of West Corporation common stock is also set forth in West Corporation’s proxy statement for its 2017 annual meeting of stockholders filed on April 6, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.

The following letter was provided to certain partners and suppliers of West on May 9, 2017:

May 9, 2017

To Our Valued Partner:

I am writing to share some exciting news about West Corporation. Today we announced that West will be acquired by funds affiliated with Apollo Global Management, one of the world’s leading private equity investors. Upon closing of this transaction, West will once again become a private company.

During the last quarter of 2016 we announced that West was looking at various alternatives for the future of our company. When we initiated this process, our goal was to pursue the path that would not only allow us to achieve our long-term goals for the business, but to do so in a way that would allow us to continue to meet and exceed our clients’ needs, and in turn, bring greater opportunities to our business partners. We believe this transaction achieves exactly that. Put simply, this transaction is the best way to ensure the Company has the resources needed to continue to grow.

With its patient, long-term investment strategy, Apollo has extensive experience investing in and helping to grow companies. Its portfolio of companies is full of names you will recognize, including but not limited to ADT Security Services, Rackspace, Norwegian Cruise Line and McGraw Hill Education. Apollo understands and appreciates the assets we manage on behalf of our clients and we are pleased to be affiliated with them.

Importantly, we believe operating as a private company will enable us to strengthen the value we deliver to clients and build on the pride that we’ve always taken when we help them succeed. Our relationship with you has always been a key part of this success, and will continue to be into the future.

Looking ahead, we expect the transaction to close in the second half of the year. Until then, West will continue to operate as a public company and today’s announcement will have little impact on our day-to-day operations. In short, it remains business as usual. Following the close of the transaction, we expect a seamless transition for West partners.

On behalf of the whole team at West, thank you for your support. We greatly value our partnership with you, and look forward to continuing to work together through West’s next chapter.

Sincerely,

INSERT

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving West Corporation, Mount Olympus Holdings, Inc. and Olympus Merger Sub, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed transaction will be submitted to stockholders of West Corporation for their consideration. In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the stockholders of West Corporation. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

West Corporation and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from West Corporation stockholders in connection with the proposed transaction. Certain executive officers and directors of West Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including the acceleration of vesting of stock options and/or restricted stock awards and the payment of cash bonuses in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in West Corporation’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of West Corporation common stock is also set forth in West Corporation’s proxy statement for its 2017 annual meeting of stockholders filed on April 6, 2017 with the SEC, which can be obtained free of charge from the sources indicated above.